FOR IMMEDIATE RELEASE
Contact: Lauren DePaso
(502) 636-4506
Lauren.DePaso@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS
2015 THIRD-QUARTER RESULTS

LOUISVILLE, Ky. (October 28, 2015) - Churchill Downs Incorporated (CHDN: NASDAQ) (CDI or Company) today reported business results for the third quarter ended September 30, 2015.

•	Record net revenues of $279.8 million, up 61% over third-quarter 2014

•	Record Adjusted EBITDA of $70.6 million, more than double prior year third quarter

•	Record net cash flows from operating activities for the nine months ended September 30, 2015 of $223.2 million, up 95% over prior year

•	$1.15 per share dividend and $150 million stock repurchase plan approved by board of directors

MANAGEMENT COMMENTARY
“We delivered record revenues and record Adjusted EBITDA largely driven by the contribution from our Big Fish Games division,” says Bill Carstanjen, CDI’s Chief Executive Officer. “In addition, we were also encouraged by the growth in Adjusted EBITDA during the quarter for our TwinSpires and Racing segments.”

“In October our board approved an increase in the annual dividend along with a new $150 million share repurchase plan. While our primary focus remains on driving shareholder value through organic growth and other strategic acquisitions and investment opportunities, we are pleased that the company’s free cash flow generation and strong balance sheet allow us to create value for our shareholders through numerous ways.”

CONSOLIDATED RESULTS	Third Quarter
(in millions, except per share data):	2015	2014	% Change

Net revenues	$279.8	$173.5	61
Adjusted EBITDA-a)	$70.6	$32.5	F
Net earnings	4.2	3.5	19
Diluted net earnings per share	$0.24	$0.20	20
(a- Non-GAAP measure. See explanation of non-GAAP measures below.

During the third quarter of 2015, CDI net revenues increased $106.3 million, or 61%, from the prior year, primarily due to additional revenues from Big Fish Games, which the Company acquired in December 2014. In addition, TwinSpires revenues grew 9% on strong organic online wagering growth.

Total Adjusted EBITDA increased $38.1 million, more than doubling the third quarter of 2014, driven primarily by the addition of Big Fish Games’ Adjusted EBITDA of $33.3 million. TwinSpires Adjusted

EBITDA increased $2.7 million driven by handle growth that continued to outpace industry performance. Racing Adjusted EBITDA improved $1.5 million primarily due to the elimination of racing related expenses from the cessation of pari-mutuel operations at Calder during July 2014. Finally, Casino Adjusted EBITDA increased $0.1 million as softness at our Fair Grounds Slots property as a result of the New Orleans smoking ban and weaker results at our Harlow’s property were more than offset by growth at our other properties.

Net earnings and diluted net earnings per share grew 19% and 20%, respectively, to $4.2 million and $0.24 per diluted share compared to the prior year driven by our improvement in Adjusted EBITDA. Our net earnings, which reflect the strong Adjusted EBITDA growth, were partially offset by expenses related to the 2014 acquisition of Big Fish Games and a non-cash impairment charge of $12.7 million related to planned demolition of the Calder grandstand. The Big Fish expenses include $13.0 million of depreciation and amortization, $2.8 million in non-cash fair value adjustments of the earn-out and deferred founder’s consideration and $10.9 million in deferred revenue adjustments related to business combination accounting rules and adjustments for bookings that exceeded revenues during the quarter.

BIG FISH GAMES RESULTS	Third Quarter
(in millions):	2015	2014 (1)	% Change

Bookings
Casino	$47.4	$43.9	8
Free-to-Play Casual	40.3	9.2	F
Premium	26.7	32.2	(17)
Total Bookings	$114.4	$85.3	34

Net revenues	$103.5	$—	F
Adjusted EBITDA	33.3	—	F

(1) Big Fish Games bookings for period ended September 30, 2014 not included in the consolidated financial results for CDI. Included for comparative purposes only.

The chart above includes third-quarter bookings for 2015 as well as pre-acquisition results for third-quarter 2014. Bookings are a non-GAAP financial measure equal to the revenue recognized plus the change in deferred revenue for the period.

During the third quarter, Big Fish Games contributed revenues of $103.5 million and Adjusted EBITDA of $33.3 million. Comparing results to Big Fish Games before CDI’s acquisition, total bookings for the quarter increased $29.1 million, or 34%, driven by growth in both the Casino and Free-to-Play Casual segments. Casino bookings grew by $3.5 million, driven by a 9% increase in average bookings per paying user compared to the third quarter of 2014, offset partially by a 1% decline in average paying users. Free-to-Play Casual bookings’ growth of $31.1 million was driven by a 158% increase in quarterly average paying users and a 71% increase in average bookings per paying user. Our growth in Free-to-Play Casual bookings was driven by the continued success of Gummy Drop!, as well as the successful launch of Dungeon Boss in part due to being selected as an Editor’s Choice game on both the Apple iTunes and Google Play stores. Premium bookings declined $5.5 million, or 17%, primarily driven by customers continuing to shift from paid PC games to free-to-play mobile games. In addition, the strengthening U.S. dollar (USD) as compared to other currencies where our Premium segment operates resulted in conversion to lower USD bookings of approximately $1.0 million.

Big Fish Games Adjusted EBITDA results exceeded those of both the first and second quarters of 2015, due, in part, to Free-to-Play product revenues more greatly exceeding user acquisition spending and a maturing social casino market.

CASINO RESULTS	Third Quarter
(in millions):	2015	2014	% Change

Net revenues	$82.7	$81.6	1
Adjusted EBITDA	25.0	24.9	—

During the third quarter of 2015, Casino revenues improved $1.1 million, or 1%, from the prior year. VSI revenues grew $1.0 million from the addition of new and upgraded video poker machines throughout our Louisiana properties. Oxford revenues increased $0.5 million driven by total gaming market growth and an increase in our market share. In addition, Calder Casino revenues grew $0.5 million resulting from an incremental focus on free play marketing offerings to our higher-tier players. Partially offsetting the overall growth was a decline in revenues of $0.7 million at Fair Grounds Slots as this facility continued to be negatively impacted by a smoking ban in Orleans Parish which was enacted during the second quarter of 2015.

Casino Adjusted EBITDA remained relatively unchanged compared to the prior year. Adjusted EBITDA growth at Oxford, Calder, Miami Valley Gaming and VSI was muted by a $0.7 million decline at Fair Grounds Slots impacted by the smoking ban. Additionally, our Mississippi properties declined $0.4 million as aggressive local competition negatively impacted our Harlow’s operation.

TWINSPIRES RESULTS	Third Quarter
(in millions):	2015	2014	% Change

Net revenues	$50.3	$46.3	9
Adjusted EBITDA	13.8	11.1	24
Total handle	245.5	224.4	9

During the third quarter of 2015, TwinSpires revenues improved $4.1 million, or 9% on a 23% increase in unique players and a 67% increase in new player registrations. Wagering volume, or handle, increased 9.4% and out-paced the industry growth rate by 5.7 percentage points in the quarter.

TwinSpires Adjusted EBITDA increased $2.7 million on revenue growth and resulting efficiencies more than offsetting higher pari-mutuel tax rates in certain states and a one-time tax reduction of $1.1 million during the comparable quarter in 2014.

RACING RESULTS	Third Quarter
(in millions):	2015	2014	% Change

Net revenues	$38.9	$41.1	(5)
Adjusted EBITDA	0.3	(1.2)	F
Total handle	238.0	283.5	(16)

During the third quarter of 2015, revenues generated by our Racing segment decreased $2.2 million, primarily as a result of declines at our Arlington International racetrack. Arlington’s revenue decline was primarily the result of four fewer live race days, smaller field sizes, and fewer races per day driven by the depletion of purse monies related to final payments from the Illinois Horse Racing Equity Trust funds in the prior year meet.

Racing Adjusted EBITDA increased $1.5 million, driven by a $1.0 million improvement at Calder due to the elimination of racing-related expenses from the cessation of pari-mutuel operations during July 2014. In addition, Fair Grounds improved $0.6 million during the quarter due to operational expense reductions.

ANNUAL DIVIDEND
In October 2015, the board of directors approved an annual cash dividend of $1.15 per outstanding share, a 15 percent increase over prior year, on CDI’s common stock, payable January 6, 2016, to shareholders of record on December 4, 2015. This year’s dividend announcement represents the fifth consecutive year of increased dividends.

SHARE REPURCHASE
In October 2015, the board of directors also authorized the repurchase of up to $150 million of the Company’s stock in a share repurchase program. This amount includes and is not in addition to any unspent amounts remaining under the prior authorization which would have expired at the end of 2015. Repurchases may be made at management’s discretion from time to time on the open market (either with or without a 10b5-1 plan) or through privately negotiated transactions. The repurchase program has no time limit and may be suspended for periods or discontinued at any time.

BUSINESS RESULTS CONFERENCE CALL
A conference call regarding this news release is scheduled for Thursday, October 29, 2015, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com, or by dialing (877) 372-0878 and entering the pass code 66486697 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. The online replay will be available at approximately noon EDT and continue for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

NON-GAAP MEASURES
In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization and certain other items as described in the Company’s Annual Report on Form 10K (“Adjusted EBITDA”). Churchill Downs Incorporated uses Adjusted EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

ABOUT CHURCHILL DOWNS INCORPORATED
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as casino operations in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; a casino resort in Greenville, Miss.; a casino hotel in Vicksburg, Miss.; a casino in Oxford, Maine; and a 50 percent owned joint venture, Miami Valley Gaming and Racing LLC, in Lebanon, Ohio. CDI also owns Big Fish Games, Inc., one of the world’s largest producers and distributors of casual games; the country's premier online wagering company, TwinSpires.com; the totalisator company, United Tote; and a collection of racing-related telecommunications and data companies. Additional information about CDI can be found online at www.churchilldownsincorporated.com.

Information set forth in this discussion and analysis contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers’ discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the impact of increasing insurance costs; the impact of interest rate fluctuations; maintaining favorable relationships we have with third-party mobile platforms, the inability to secure new content from third-party developers on favorable terms, keeping our games free from programming errors or flaws, the effect if smart phone and tablet usage does not continue to increase; the financial performance of our racing operations; the impact of casino competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Kentucky, Illinois, Louisiana and Ohio racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel or casino activities; a substantial change in allocation of live racing days; changes in Kentucky, Illinois, Louisiana or Ohio law or regulations that impact revenues or costs of racing in those states; the presence of wagering and casino operations at other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate acquisitions and planned expansion projects including the effect of required payments in the event we are unable to complete acquisitions; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; our accountability for environmental contamination; the ability of Big Fish Games or TwinSpires to prevent security breaches within their online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic or anticipated levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limitation, agreements on sharing of revenues from casinos and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

You should read this discussion in conjunction with the Condensed Consolidated Financial Statements included in the Company’s Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K for the year ended December 31, 2014 for further information, including Part I - Item 1A, "Risk Factors" of our Form 10-K for a discussion regarding some of the reasons that actual results may be materially different from those we anticipate.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS
(Unaudited) (in thousands, except per common share data)

	Three Months Ended
	September 30,
	2015	2014	% Change
Net revenues:
Big Fish Games	$103,540	$—	F
Casinos	82,679	81,623	1
TwinSpires	50,346	46,266	9
Racing	38,867	41,055	(5)
Other	4,333	4,539	(5)
	279,765	173,483	61
Operating expenses:
Big Fish Games	80,005	—	U
Casinos	60,821	60,436	1
TwinSpires	33,475	31,872	5
Racing	40,918	46,492	(12)
Other	4,924	5,837	(16)
Selling, general and administrative expenses	24,643	18,175	36
Calder exit costs	12,737	2,298	U
Research and development	9,950	—	U
Acquisition related charges	2,810	—	U
Operating income	9,482	8,373	13
Other income (expense):
Interest income	8	6	33
Interest expense	(6,740)	(5,173)	30
Equity in gains of unconsolidated investments	2,389	1,057	F
Miscellaneous, net	(186)	114	U
	(4,529)	(3,996)	13
Earnings from continuing operations before provision for income taxes	4,953	4,377	13
Income tax provision	(750)	(846)	(11)
Net earnings	$4,203	$3,531	19

Net earnings per common share data:
Basic
Net earnings	$0.24	$0.21	14
Diluted
Net earnings	$0.24	$0.20	20

Weighted average shares outstanding:
Basic	17,347	17,020
Diluted	17,769	17,303

Other comprehensive earnings:
Foreign currency translation, net of tax effect	58	—	F
Other comprehensive earnings	58	—	F
Comprehensive earnings	$4,261	$3,531	21

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS
(Unaudited)
(in thousands, except per common share data)

	Nine Months Ended
	September 30,
	2015	2014	% Change
Net revenues:
Big Fish Games	$299,969	$—	F
Casinos	251,864	249,788	1
TwinSpires	156,409	149,426	5
Racing	218,741	231,069	(5)
Other	12,931	13,813	(6)
	939,914	644,096	46
Operating expenses:
Big Fish Games	245,610	—	U
Casinos	182,664	184,487	(1)
TwinSpires	102,863	102,260	1
Racing	152,525	175,195	(13)
Other	15,830	17,885	(11)
Selling, general and administrative expenses	68,250	58,306	17
Calder exit costs	13,490	2,298	U
Research and development	30,029	—	U
Acquisition related charges	17,410	—	U
Insurance recoveries, net of losses	—	(431)	(100)
Operating income	111,243	104,096	7
Other income (expense):
Interest income	232	15	F
Interest expense	(21,336)	(15,107)	41
Equity in gains of unconsolidated investments	8,244	5,853	41
Gain on sale of equity investment	5,817	—	F
Miscellaneous, net	(346)	482	U
	(7,389)	(8,757)	(16)
Earnings from continuing operations before provision for income taxes	103,854	95,339	9
Income tax provision	(46,165)	(35,175)	31
Net earnings	57,689	60,164	(4)

Net earnings per common share data:
Basic
Net earnings	$3.28	$3.44	(5)
Diluted
Net earnings	$3.26	$3.40	(4)

Weighted average shares outstanding:
Basic	17,316	17,322
Diluted	17,715	17,670

Other comprehensive loss:
Foreign currency translation, net of tax effect	(357)	—	U
Other comprehensive loss	(357)	—	U
Comprehensive earnings	$57,332	$60,164	(5)

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended September 30,
(Unaudited) (in thousands, except per common share data)

	2015	2014	% Change
Net revenues from external customers:
Big Fish Games	$103,540	$—	F
Casinos:
Calder Casino	18,561	18,104	3
Fair Grounds Slots	8,789	9,453	(7)
VSI	9,011	8,008	13
Harlow's Casino	11,741	12,197	(4)
Oxford Casino	22,338	21,887	2
Riverwalk Casino	12,003	11,974	—
Saratoga	236	—	F
Total Casinos	82,679	81,623	1
TwinSpires	50,346	46,266	9
Racing:
Churchill Downs	7,863	8,021	(2)
Arlington	24,978	26,974	(7)
Calder	638	786	(19)
Fair Grounds	5,388	5,274	2
Total Racing	38,867	41,055	(5)
Other Investments	4,093	4,249	(4)
Corporate	240	290	(17)
Net revenues from external customers	$279,765	$173,483	61
Intercompany net revenues:
TwinSpires	$234	$240	(3)
Racing:
Churchill Downs	685	678	1
Arlington	1,665	2,001	(17)
Fair Grounds	11	15	(27)
Total Racing	2,361	2,694	(12)
Other Investments	792	829	(4)
Eliminations	(3,387)	(3,763)	(10)
Net revenues	$—	$—
Reconciliation of Adjusted EBITDA to net earnings:
Big Fish Games	$33,295	$—	F
Casinos	25,037	24,937	—
TwinSpires	13,759	11,098	24
Racing	283	(1,229)	F
Other Investments	(78)	(899)	91
Corporate	(1,685)	(1,398)	(21)
Total segment Adjusted EBITDA	70,611	32,509	F
Big Fish Games acquisition charges	(2,810)	—	U
Big Fish Games changes in deferred revenue	(10,907)	—	U
Share-based compensation	(4,485)	(2,213)	U
Calder exit costs	(12,737)	(2,298)	U
MVG interest expense, net	(535)	(819)	35
Other charges and recoveries, net	—	(355)	100
Depreciation and amortization	(27,452)	(17,280)	(59)
Interest (expense) income, net	(6,732)	(5,167)	(30)
Income tax provision	(750)	(846)	11
Net earnings	4,203	3,531	19
Foreign currency translation, net of tax effect	58	—	F
Comprehensive earnings	$4,261	$3,531	21

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the nine months ended September 30, 2015
(Unaudited) (in thousands, except per common share data)

	2015	2014	% Change
Net revenues from external customers:
Big Fish Games	$299,969	$—	F
Casinos:
Calder Casino	58,726	58,560	—
Fair Grounds Slots	29,324	30,823	(5)
VSI	27,584	25,241	9
Harlow's Casino	37,471	38,425	(2)
Oxford Casino	60,799	58,808	3
Riverwalk Casino	37,724	37,931	(1)
Saratoga	236	—	F
Total Casinos	251,864	249,788	1
TwinSpires	156,409	149,426	5
Racing:
Churchill Downs	136,663	128,511	6
Arlington	48,909	54,289	(10)
Calder	2,029	18,524	(89)
Fair Grounds	31,140	29,745	5
Total Racing	218,741	231,069	(5)
Other Investments	12,200	12,864	(5)
Corporate	731	949	(23)
Net revenues from external customers	$939,914	$644,096	46
Intercompany net revenues:
TwinSpires	$781	$714	9
Racing:
Churchill Downs	6,302	5,851	8
Arlington	4,109	4,795	(14)
Calder	—	707	(100)
Fair Grounds	869	744	17
Total Racing	11,280	12,097	(7)
Other Investments	2,680	2,937	(9)
Eliminations	(14,741)	(15,748)	(6)
Net revenues	$—	$—
Reconciliation of Adjusted EBITDA to net earnings:
Big Fish Games	$81,559	$—	F
Casinos	81,779	78,362	4
TwinSpires	41,666	35,135	19
Racing	76,281	66,600	15
Other Investments	35	(2,475)	F
Corporate	(5,239)	(3,645)	(44)
Total segment Adjusted EBITDA	276,081	173,977	59
Insurance recoveries, net of losses	—	431	(100)
Big Fish Games acquisition charges	(17,410)	—	U
Big Fish Games changes in deferred revenue	(32,003)	—	U
Share-based compensation	(10,580)	(10,567)	—
Calder exit costs	(13,490)	(2,298)	U
MVG interest expense, net	(1,625)	(1,956)	17
Other charges and recoveries, net	6,114	(832)	F
Depreciation and amortization	(82,129)	(48,324)	(70)
Interest (expense) income, net	(21,104)	(15,092)	(40)
Income tax provision	(46,165)	(35,175)	(31)
Net earnings	57,689	60,164	(4)
Foreign currency translation, net of tax effect	(357)	—	U
Comprehensive earnings	$57,332	$60,164	(5)

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three and nine months ended September 30,
(unaudited) (in thousands)

	Three Months Ended September 30,		Change
	2015	2014	$	%
Intercompany management fee (expense) income:
Big Fish Games	$(750)	$—	$(750)	U
Casinos	(2,655)	(2,319)	(336)	(14)
TwinSpires	(1,628)	(1,340)	(288)	(21)
Racing	(1,749)	(1,505)	(244)	(16)
Other Investments	(147)	(134)	(13)	(10)
Corporate income	6,929	5,298	1,631	31
Total management fees	$—	$—	$—

	Nine Months Ended September 30,		Change
	2015	2014	$	%
Intercompany management fee (expense) income:
Big Fish Games	$(2,250)	$—	$(2,250)	U
Casinos	(5,987)	(5,850)	(137)	(2)
TwinSpires	(3,726)	(3,573)	(153)	(4)
Racing	(5,442)	(5,683)	241	4
Other Investments	(335)	(347)	12	3
Corporate income	17,740	15,453	2,287	15
Total management fees	$—	$—	$—

CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOWS Nine Months Ended September 30, (unaudited) (in thousands)

	2015	2014
Cash flows from operating activities:
Net earnings	$57,689	$60,164
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	82,129	48,324
Game technology and rights amortization	5,846	—
Acquisition related charges	17,410	—
Asset impairment loss	12,948	—
Loss (gain) on asset disposals	368	(405)
Gain on sale of equity investment	(5,817)	—
Equity in gains of unconsolidated investments	(8,244)	(5,853)
Dividend from investment in unconsolidated affiliate	11,000	—
Share-based compensation	10,580	10,567
Other	1,207	458
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisition:
Restricted cash	(1,863)	8,525
Accounts receivable	(9,555)	(1,455)
Other current assets	(11,696)	(3,346)
Game technology and rights	(16,247)	—
Accounts payable	8,611	2,872
Purses payable	7,080	(6,336)
Accrued expenses	4,733	2,707
Deferred revenue	13,329	(24,797)
Income taxes receivable and payable	38,067	20,482
Other assets and liabilities	5,621	2,338
Net cash provided by operating activities	223,196	114,245
Cash flows from investing activities:
Additions to property and equipment	(30,838)	(48,854)
Deferred payments to Big Fish Games former equity holders	(959)	—
Acquisition of gaming license	(2,250)	(2,250)
Investment in joint ventures	(350)	(9,375)
Proceeds from sale of equity investment	6,000	—
Purchases of minority investments	(81)	(273)
Proceeds on sale of property and equipment	124	925
Net cash used in investing activities	(28,354)	(59,827)
(continued on next page)

CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOWS Nine Months Ended September 30, (unaudited) (in thousands)

	2015	2014
Cash flows from financing activities:
Borrowings on bank line of credit	382,412	317,379
Repayments on bank line of credit	(565,631)	(303,179)
Tax refund payments to Big Fish Games equity holders	(11,773)	—
Change in bank overdraft	3,838	1,580
Payment of dividends	(17,419)	(15,186)
Repurchase of common stock	—	(61,561)
Repurchase of common stock from share-based compensation	(7,183)	(9,298)
Common stock issued	1,213	7,475
Windfall tax benefit from share-based compensation	4,218	6,904
Loan origination fees	(31)	(170)
Debt issuance costs	—	(1,029)
Net cash used in financing activities	(210,356)	(57,085)
Net decrease in cash and cash equivalents	(15,514)	(2,667)
Effect of exchange rate changes on cash	(1,310)	—
Cash and cash equivalents, beginning of year	67,936	44,708
Cash and cash equivalents, end of year	$51,112	$42,041

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(unaudited) (in thousands)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$51,112	$67,936
Restricted cash	27,928	26,065
Accounts receivable, net	61,659	75,890
Deferred income taxes	18,989	18,519
Income taxes receivable	—	29,455
Game technology and rights, net	10,556	530
Other current assets	38,807	24,135
Total current assets	209,051	242,530
Property and equipment, net	571,457	595,315
Investment in and advances to unconsolidated affiliate	106,302	109,548
Goodwill	841,360	840,947
Other intangible assets, net	509,971	549,972
Other assets	22,174	24,192
Total assets	$2,260,315	$2,362,504
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,159	$45,597
Bank overdraft	4,382	544
Purses payable	18,249	11,169
Account wagering deposit liabilities	20,291	18,137
Accrued expenses	99,894	93,286
Income taxes payable	8,938	—
Tax refund due to Big Fish Games former equity holders	6,342	18,087
Deferred revenue	9,719	51,833
Deferred revenue - Big Fish Games	73,750	41,747
Big Fish Games deferred payment, current	28,280	27,180
Big Fish Games earnout liability, current	276,570	—
Current maturities of long-term debt	15,000	11,250
Dividends payable	—	17,419
Total current liabilities	613,574	336,249
Long-term debt, net of current maturities	272,136	459,105
Notes payable	300,000	300,000
Big Fish Games deferred payment, net of current amount due	54,520	51,620
Big Fish Games earnout liability, net of current amount due	64,640	327,800
Other liabilities	23,779	21,718
Deferred revenue	15,684	16,489
Deferred income taxes	149,813	149,522
Total liabilities	1,494,146	1,662,503
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 17,569 shares issued at September 30, 2015 and 17,472 shares issued at December 31, 2014	271,116	262,280
Accumulated other comprehensive loss	(482)	(125)
Retained earnings	495,535	437,846
Total shareholders' equity	766,169	700,001
Total liabilities and shareholders' equity	$2,260,315	$2,362,504

CHURCHILL DOWNS INCORPORATED
JOINT VENTURE FINANCIAL STATEMENTS
for the three and nine months ended September 30,
(Unaudited)

Summarized financial information for Miami Valley Gaming, LLC is comprised of the following (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Casino revenue	$32,199	$32,479	(1)%	$97,362	$96,766	1%
Non-casino revenue	1,468	1,289	14%	5,304	4,833	10%
Net revenues	33,667	33,768	—%	102,666	101,599	1%
Operating and SG&A expenses	24,645	25,237	(2)%	74,331	74,225	—%
Adjusted EBITDA	9,022	8,531	6%	28,335	27,374	4%
Depreciation & amortization expenses	3,279	3,474	(6)%	9,577	10,315	(7)%
Pre-opening expenses	—	—	N/A	—	54	(100)%
Operating income	5,743	5,057	14%	18,758	17,005	10%
Interest (expense) income, net	(1,069)	(1,380)	(23)%	(3,250)	(3,654)	(11)%
Net income	$4,674	$3,677	27%	$15,508	$13,351	16%

Reconciliation of operating income to Churchill Downs' Adjusted EBITDA	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Operating income	$5,743	$5,057	14%	$18,758	$17,005	10%
Pre-opening expenses	—	—	N/A	—	54	(100)%
	5,743	5,057	14%	18,758	17,059	10%
Churchill Downs' Adjusted EBITDA	$2,872	$2,529	14%	$9,379	$8,530	10%

	September 30, 2015	December 31, 2014
Assets
Current assets	$23,303	$24,943
Property and equipment, net	122,371	130,868
Other assets, net	105,058	105,059
Total assets	$250,732	$260,870

Liabilities and Members' Equity
Current liabilities	$17,636	$16,775
Current portion of long-term debt	8,332	8,332
Long-term debt, excluding current portion	22,085	26,584
Other liabilities	75	83
Members' equity	202,604	209,096
Total liabilities and members' equity	$250,732	$260,870